EXHIBIT 23.2




                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Piccadilly Cafeterias, Inc. Amended and Restated 1993 Incentive Compensation Plan of our report dated June 20, 1997, with respect to the financial statements of Morrison Fresh Cooking, Inc. included in Form 8-K/A dated August 11, 1998 of Piccadilly Cafeterias, Inc., filed with the Securities and Exchange Commission.



                                          Ernst & Young LLP
Atlanta, Georgia
January 12, 1999